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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report (Date of Earliest
                          Event Reported): May 5, 2000




                               KINETIKS.COM, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)




          Delaware                       0-27418                 76-0478045
          --------                       -------                 ----------
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)





       10055 Westmoor Drive
           Westminster, CO                                           80021
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)





Registrant's telephone number, including area code:       (303) 543-1408
                                                    ---------------------------







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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On May 5, 2000, the registrant dismissed Gerald R. Hendricks & Company, P.C. as its principal auditors.

         The reports of Gerald R. Hendricks & Company, P.C. on the financial statements for the past two years did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principle, except that such reports were qualified as to uncertainty with respect to the registrant's ability to continue the business as a going concern.

         The decision to change auditors was recommended and approved by the board of directors.

         During the two most recent fiscal years and the subsequent interim period to May 4, 2000, there were no disagreements with Gerald R. Hendricks & Company, P.C. on matters of accounting principle or practice, financial statement disclosure, or audit scope or procedure that, if not resolved to their satisfaction, would have caused Gerald R. Hendricks & Company, P.C. to refer to the subject matter of the disagreements in their report.

         During the two most recent fiscal years and through May 4, 2000, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

         On May 8, 2000, the registrant engaged Aidman, Piser & Company, P.A., Certified Public Accountants, as its Independent Auditors of record.




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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            KINETIKS.COM, INC.



                                            By: /S/ Paul Thomas
                                               --------------------------------
                                                    Paul Thomas
                                                    Chief Financial Officer


Dated: May 10, 2000



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